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                                                                 Conformed Copy





			     IRREVOCABLE PROXY AND

			 TERMINATION RIGHTS AGREEMENT





                  THIS   AGREEMENT,   dated  as  of   January   29,   1996
(the "Agreement"), between Teva Pharmaceutical Industries Limited, a corporation organized under the laws of the State of Israel ("Teva"), and Harold Snyder, Beatrice Snyder, Trust under Agreement dated February 14, 1995 between Harold Snyder, as Settlor, and Beryl L. Snyder, Brian S. Snyder and Jay T. Snyder, as Trustees and Trust under Agreement dated February 14, 1995 between Beatrice Snyder, as Settlor, and Beryl L. Snyder, Brian S. Snyder and Jay T. Snyder, as Trustees (collectively, the "Stockholders" and
each a "Stockholder"),  major stockholders   of   Biocraft   Laboratories,
Inc.,   a  Delaware   corporation ("Biocraft").


                              W I T N E S S E T H:


                  WHEREAS,   contemporaneously   with  the   execution  of
this Agreement, Biocraft, Teva and Genco Merger Corporation ("Sub"), a wholly owned subsidiary of Teva, are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Sub will be merged into Biocraft (the "Merger") and the holders of Biocraft's common stock, par value $0.01 per share ("Biocraft Common Stock"), will receive Ordinary Shares, par value NIS 0.01 each, of Teva which will trade in the United States in the form of American Depositary Shares ("ADSs"), evidenced by American Depositary Receipts ("ADRs"), for shares of Biocraft Common Stock;



                  WHEREAS, Teva may be required to incur substantial expenses in connection with the performance of the Merger Agreement, including the related registration of Teva's ADSs issuable in the Merger; and



                  WHEREAS, Teva, as a condition to its willingness to enter into the Merger Agreement, has required the Stockholders to grant Teva an irrevocable proxy with respect to an aggregate of 8,560,370 shares of Biocraft Common Stock owned by the Stockholders (the number of Shares owned by each Stockholder set forth beside such Stockholder's name on Schedule I attached hereto), together with any additional shares of Biocraft Common Stock hereafter acquired by the Stockholders (pursuant to Section 4, by purchase or otherwise) (such specified number of shares, and any additional shares when and if they are acquired, being referred to as the "Shares" and individually as a "Share") on the terms and conditions hereinafter set forth;

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                  NOW, THEREFORE, the parties hereto agree as follows:


                  1. Irrevocable Proxy. Each Stockholder hereby irrevocably constitutes and appoints Teva or any designee of Teva the lawful agent, attorney and proxy of such Stockholder, during the term of this Agreement, to vote all of his, her or its Shares at any meeting or in connection with any written consent of the Biocraft stockholders (i) in favor of the Merger, (ii) in favor of the Merger Agreement, as such may be modified or amended from time to time, (iii) against any Takeover Proposal (as defined in the Merger Agreement) (other than the Merger) or other proposal which provides for any merger, sale of assets or other business combination between Biocraft and any other person or entity or which would make it impractical for Teva to effect a merger or other business combination of Biocraft with Teva or a wholly owned subsidiary of Teva, and (iv) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Biocraft under the Merger Agreement or which could result in any of Biocraft's obligations under the Merger Agreement not being fulfilled. This proxy shall not authorize Teva to vote the Shares on any matters other than those specified above which may be presented to Biocraft's stockholders at any meeting or in connection with any written consent of the stockholders. This power of attorney is irrevocable, is granted in consideration of Teva entering into the Merger Agreement and is coupled with an interest sufficient in law to support an irrevocable power. This appointment shall revoke all prior attorneys and proxies appointed by any Stockholder at any time with respect to the Shares and no subsequent attorneys or proxies will be appointed by such Stockholder, or be effective, with respect thereto.



                  2. Legending of Certificates; Nominee Shares. Each Stockholder agrees to submit to Teva contemporaneously with or promptly following execution of this Agreement (or promptly following receipt of any additional certificates representing any additional Shares) all certificates representing the Shares so that Teva may note thereon a legend referring to the proxy granted to it by this Agreement. If any of the Shares beneficially owned by a Stockholder are held of record by a brokerage firm in "street name" or in the name of any other nominee (a "Nominee," and, as to such Shares, "Nominee Shares"), the Stockholder agrees that, upon written notice by Teva requesting it, such Stockholder will within five days of the giving of such notice execute and deliver to Teva a limited power of attorney in such form as shall be reasonably satisfactory to Teva enabling Teva to require the Nominee to grant to Teva an irrevocable proxy to the same effect as Section 1

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hereof with  respect to the Nominee  Shares held by such Nominee and to submit to Teva the certificates representing such Nominee Shares for notation of the above-referenced legend thereon.



                  3.  Termination   Rights.  If  (a)  the  Merger  Agreement
is terminated by (i) Biocraft pursuant to Section 6.01(f) thereof; (ii) by Teva pursuant to Section 6.01(g) thereof; (iii) by Teva pursuant to Section 6.01(h) thereof; or (iv) by Teva pursuant to Section 6.01(e) thereof, provided that the breach of covenant or breach of representation or warranty referred to therein shall be knowing and intentional, and (b) any Stockholder shall have sold or otherwise disposed of any of his, her or its Shares pursuant to a Third Party Acquisition (such term as defined in the Merger Agreement), then, such Stockholder shall pay, or cause to be paid, in same day funds (to the extent of cash received and otherwise payable in kind) to Teva upon demand an amount equal to (x) such Stockholder's Profit per Share multiplied by (y) the aggregate number of Shares sold or otherwise disposed of by such Stockholder. As used herein, "Profit per Share" in connection with a sale or other disposition of Shares by a Stockholder shall mean on a per Share basis the amount by which (A) the sum of (1) if such sale or other disposition is for or made in cash, the cash received by the Stockholder in respect of each Share, (2) if such sale or other disposition is for or made in marketable securities, the fair market value at the time such securities are received by the Stockholder of the securities received in respect of each Share, (3) if such sale or other disposition is for or made in property other than cash or marketable securities, the fair market value at the time such property is received by the Stockholder of the property received in respect of each Share (or any combination of the consideration referred to in clauses (1), (2) and (3)), and (4) without duplication, any dividends or interest received by the Stockholder in respect of each Share exceeds (B) the higher of the fair market value of 0.461 ADSs on the date hereof and on the date that the Merger Agreement is terminated. As used herein, the term "fair market value" shall mean, in the case of marketable securities, the closing sale price of the security on the principal securities exchange on which such security is listed, if such security is listed on any such exchange, or the closing bid quotation with respect to the security on the National Association of Securities Dealers, Inc. automated quotations system or any similar system then in general use, if such quotations are available, and, in the case of other property, the fair market value thereof as agreed to by the parties, or, if they are unable to agree, as determined by a third party appraiser selected by the parties.

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                  4.  Adjustments  to Prevent  Dilution,  Etc. In the event of a stock dividend or distribution, or any change in Biocraft Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.



                  5. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Teva that:



                  (a) such Stockholder is the sole beneficial owner of the Shares; the Shares are all of the shares of the capital stock of Biocraft owned beneficially or of record by such Stockholder; the Shares are validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and such Stockholder has good title to the Shares, free and clear of any agreements, liens, adverse claims or encumbrances whatsoever with respect to the ownership of or the right to vote the Shares;



                  (b) such Stockholder has the full right, power and authority to enter into this Agreement, and this Agreement has been duly and validly executed and delivered by such Stockholder and is a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and



                  (c) the execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of
time,  (i) violate  any  judgment,   injunction  or  order  of  any  court,
arbitrator or governmental agency applicable to such Stockholder, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or require the consent of any third party under, any agreement, instrument, judgment, order or decree to which such Stockholder is a party or by which such Stockholder may be bound.



                  6. Additional Covenants of the Stockholders. Each Stockholder hereby covenants and agrees that:



                  (a) the Stockholder will not enter into any transaction, take any action, or by inaction permit any event to occur that would result in any of the representations or warranties of such Stockholder herein contained

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not being true and correct at and as of the time immediately  after the occurrence of such transaction, action or event;



                  (b) until the termination of this Agreement, such Stockholder will at all times use his, her or its best efforts in his, her or its capacity as a stockholder to prevent Biocraft from taking any action in violation of the Merger Agreement;



                  (c) from and after the date hereof until the termination of this Agreement, other than under the circumstances contemplated by
Section 3 hereof, the Shares will not be sold, transferred, pledged, hypothecated, transferred by gift, or otherwise disposed of in any manner whatsoever without notifying Teva in advance and obtaining and delivering to Teva any evidence that Teva may reasonably request to evidence the transferee's agreement to be bound by this Agreement; provided, however, that in the event of such Stockholder's death during the term of this Agreement, the Shares may be transferred in accordance with the Stockholder's last will and testament, or, if none, in accordance with the applicable laws of intestate succession, in either of which cases, the Shares shall remain subject in all respects to the terms of this Agreement; and



                  (d) the Stockholder will execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Teva's or Biocraft's counsel, to evidence the irrevocable proxy granted in
Section 1 with respect to the Shares or otherwise implement and effect the provisions of this Agreement.



                  7. Representations and Warranties of Teva. Teva represents and warrants to each Stockholder that:



                  (a) Teva has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement.
The execution,   delivery  and   performance  of  this  Agreement  and  all  of
the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Teva. This Agreement has been duly executed and delivered by Teva and is a valid and binding obligation of Teva enforceable against Teva in accordance with its terms, except to
the  extent  that its enforceability   may  be   subject   to   applicable
bankruptcy,   insolvency, reorganization,  moratorium  and  similar  laws affecting the enforcement of creditors' rights generally and by general equitable principles; and



                  (b) Neither the execution, delivery or performance of this Agreement by Teva nor the consummation of the transactions contemplated herein will violate the Memorandum of Association or Articles of Association of

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Teva or will  conflict with or result in the breach of any material  term, condition or provision of any instrument, indenture, contract, lease or other document or understanding, oral or written, to which Teva is a party or is otherwise bound or affected in such a manner as to materially and adversely affect the business or properties of Teva.



                  8. Termination. This Agreement shall terminate on the earlier of (i) the Effective Time (as defined in the Merger Agreement) of the Merger or (ii) 24 months following the date of termination of the Merger Agreement; provided, however, that the appointment of Teva or any designee of Teva as agent, attorney and proxy pursuant to Section 1 hereof, and any proxy or other instrument executed pursuant thereto, shall in any event automatically terminate upon the termination of the Merger Agreement.



                  9. Binding Effect; Assignment. All rights and authority granted herein by any Stockholder shall survive the death or incapacity of such Stockholder. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, personal representatives, successors and permitted assigns. Teva may not assign its rights and obligations hereunder without the prior written consent of the Stockholders unless the assignee is an entity controlled by or under common control with Teva. No Stockholder shall assign his, her or its rights or obligations hereunder without Teva's consent except pursuant to the Stockholder's last will and testament or applicable laws of intestate succession.



                  10. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:



                           If to Teva:



                                    Teva Pharmaceutical Industries Limited
                                    5 Basel Street
                                    Petach Tikva, 49131, Israel
                                    Attention:  President
                                    Telecopier #: (972) 3-924-6026

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                           with a copy to:



                                     Willkie Farr & Gallagher
                                     One Citicorp Center
                                     153 East 53rd Street
                                     New York, New York 10022
                                     Attention:  Peter H. Jakes, Esq.
                                     Telecopier #: (212) 821-8111



                           If to a Stockholder:



                                    c/o Biocraft Laboratories, Inc.
                                    18-01 River Road
                                    Fair Lawn, New Jersey 07410
                                    Telecopier #: (201) 797-5270


                           with a copy to:



                                    Proskauer Rose Goetz & Mendelsohn LLP
                                    1585 Broadway
                                    New York, New York 10036
                                    Attention:  Robert A. Cantone, Esq.
                                    Telecopier #: (212) 969-2900



or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless if mailed, in which case on the third business day (fifth business day, if mailed outside the country of the recipient) after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.



                  11. Injunctive Relief; Remedies Cumulative.



                  (a) Teva, on the one hand, and the Stockholders, on the other hand, acknowledge that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.



                  (b) No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or

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hereafter existing at law, in equity or by statute.



                  12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.



                  13. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute a single agreement.



                  14. Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under applicable law. If any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provisions of this Agreement or the application of such provision to the other party or other circumstances.





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                  IN WITNESS  WHEREOF,  this  Agreement has been executed by the parties as of the date first above written.





  TEVA PHARMACEUTICAL                  THE STOCKHOLDERS

  INDUSTRIES LIMITED



  By: /s/ Eli Hurvitz                   /s/ Harold Snyder
     Name:                              Mr. Harold Snyder
     Title:
                                        /s/ Beatrice Snyder
                                        Mrs. Beatrice Snyder





                                TRUST UNDER AGREEMENT DATED FEBRUARY 14, 1995 BETWEEN HAROLD SNYDER, AS SETTLOR, AND BERYL
				L. SNYDER, BRIAN S. SNYDER AND JAY T. SNYDER,
		                AS TRUSTEES



                                By: /s/ Beryl L. Snyder
                                    Beryl L. Snyder, Trustee



                                By: /s/ Brian S. Snyder
                                    Brian S. Snyder, Trustee



                                By:  /s/ Jay T. Snyder
                                    Jay T. Snyder, Trustee



                                TRUST UNDER AGREEMENT DATED FEBRUARY 14, 1995 BETWEEN BEATRICE SNYDER, AS SETTLOR, AND BERYL
				L.  SNYDER, BRIAN S. SNYDER AND JAY T. SNYDER,
				AS TRUSTEES



                                 By: /s/ Beryl L. Snyder
                                     Beryl L. Snyder, Trustee



                                 By: /s/ Brian S. Snyder
                                     Brian S. Snyder, Trustee



                                 By:  /s/ Jay T. Snyder
                                     Jay T. Snyder, Trustee



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                                                                    SCHEDULE I





                                                              Number of
         Stockholder                                           Shares


         Harold Snyder                                        3,780,184

         Beatrice Snyder                                      3,780,186

         Trust under Agreement dated
         February 14, 1995, between
         Harold Snyder, as Settlor and
         Beryl L. Snyder, Brian S. Snyder
         and Jay T. Snyder, as Trustees                         500,000



         Trust under Agreement dated
         February 14, 1995, between
         Beatrice Snyder, as Settlor and
         Beryl L. Snyder, Brian S. Snyder
         and Jay T. Snyder, as Trustees                         500,000
                                                                -------



           Total                                              8,560,370
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